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                                                                     EXHIBIT 2.8

                             STOCK PLEDGE AGREEMENT

        THIS STOCK PLEDGE AGREEMENT ("Agreement"), is made and entered into as of November 29, 1999, by and between Novalis Corporation, a Delaware corporation ("Secured Party"), and ___________________. ("Debtor"). In order to secure payment of that certain promissory note (the "Note") dated as of the date hereof, payable to the order of Secured Party in the principal amount of _______________, Debtor hereby grants Secured Party a security interest in, and assigns, transfers to and pledges Secured Party the following securities and other property:

               (i) the ________ shares of the common stock of The TriZetto Group, Inc., a Delaware corporation, ("Common Stock") deposited with Secured Party as Collateral for the Note;

               (ii) any and all new, additional or different securities or other property subsequently distributed with respect to the shares identified in subparagraph (i) that are to be delivered to and deposited with Secured Party pursuant to the requirements of paragraph 3 of this Agreement;

               (iii)any and all other property and money that is delivered to or comes into the possession of Secured Party pursuant to the terms and provisions of this Agreement; and

               (iv) the proceeds of any sale, exchange or disposition of the property and securities described in subparagraphs (i), (ii) or (iii) above.

        All securities, property and money so assigned, transferred to and pledged to Secured Party shall be herein referred to as the "Collateral" and shall be accompanied by one or more stock power assignments properly endorsed by the Debtor. Secured Party shall hold the Collateral in accordance with the following terms and provisions:

        1. WARRANTIES. The Debtor hereby warrants that the Debtor is the owner of the Collateral and has the right to pledge the Collateral and that the Collateral is free from all liens, adverse claims and other security interests (other than those created hereby).

        2. RIGHTS AND POWERS. Secured Party may without obligation to do so, exercise one or more of the following rights and powers with respect to the
Collateral:

               (a) accept in its discretion, but subject to the applicable limitations of paragraph 6(c), other property of the Debtor in exchange for all or part of the Collateral and release Collateral to the Debtor to the extent necessary to effect such exchange, and in such event the money, property or securities received in the exchange shall be held by Secured Party as substitute security for the Note and all other indebtedness secured hereunder,

               (b) perform such acts as are necessary to preserve and protect the Collateral and the rights, powers and remedies granted with respect to such Collateral by this Agreement; and

               (c) transfer record ownership of the Collateral to Secured Party or its nominee and receive, endorse and give receipt for, or collect by legal proceedings or otherwise, dividends or other distributions made or paid with respect to the Collateral, provided and only if there exists at the time an outstanding event of default under paragraph 7 of this Agreement.


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               Secured Party will notify the Debtor of any action taken by it pursuant to the provisions of this Section 2. Expenses reasonably incurred in connection with such action shall be payable by the Debtor and form part of the indebtedness secured hereunder as provided in paragraph 9.

               So long as there exists no event of default under Section 7 of this Agreement, the Debtor may exercise all stockholder voting rights and be entitled to receive any and all regular cash dividends paid on the Collateral. Accordingly, until such time as an event of default occurs under this Agreement, all stockholder materials pertaining to the Collateral shall be delivered to the Debtor at the address indicated below.

               Any cash sums that Secured Party may receive in the exercise of his rights and powers under paragraph 2(c) above shall be applied to the payment of the Note and any other indebtedness secured hereunder, in such order of application as Secured Party deems appropriate. Any remaining cash shall be paid over to the Debtor.

        3. DUTY TO DELIVER. Any new, additional or different securities that may now or hereafter become distributable with respect to the Collateral by reason of (i) any stock dividend, stock split or reclassification of the Common Stock, or (ii) any merger, consolidation or other reorganization affecting the capital structure of The TriZetto Group, Inc., a Delaware corporation ("TriZetto") shall, upon receipt by the Debtor, be promptly delivered to and deposited with Secured Party as part of the Collateral hereunder. Such securities shall be accompanied by one or more properly endorsed stock power assignments.

        4. CARE OF COLLATERAL. Secured Party shall exercise reasonable care in the custody and preservation of the Collateral, but shall have no obligation to initiate any action with respect to any conversion, call, exchange right, preemptive right, subscription right, purchase offer or other right or privilege relating to or affecting the Collateral. Secured Party shall have no duty to preserve the rights of the Debtor against adverse claims or to protect the Collateral against the possibility of a decline in market value. Secured Party shall not be obligated to take any action with respect to the Collateral requested by the Debtor unless the request is made in writing and Secured Party determines that the requested action will not unreasonably jeopardize the value of the Collateral as security for the Note and other indebtedness secured hereunder.

        Secured Party may at any time release and deliver all or part of the Collateral to the Debtor, and the receipt thereof by the Debtor shall constitute a complete and full acquittance for the Collateral so released and delivered. Secured Party shall accordingly be discharged from any further liability or responsibility for the Collateral, and the released Collateral shall no longer be subject to the provisions of this Agreement. However, any and all release of the Collateral shall be effected in compliance with the applicable limitations of paragraph 6(c).

        5. PAYMENT OF TAXES AND OTHER CHANGES. The Debtor shall pay, prior to the delinquency date, all taxes, liens, assessments and other charges against the Collateral, and in the event of the Debtor's failure to do so, Secured Party may at its election pay any or all of such taxes and charges without contesting the validity or legality thereof. The payment so made shall become a part of the indebtedness secured hereunder and until paid shall bear interest at the per annum rate equal to the minimum per annum rate, compounded annually, required to avoid the imputation of interest income to Secured Party and compensation income to the Debtor under federal tax laws.


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        6. RELEASE OF COLLATERAL. Provided (i) all indebtedness secured hereunder shall at the time have been paid in full or cancelled and (ii) there does not otherwise exist any event of default under Section 7, the pledged shares of Common Stock together with any additional Collateral that may hereafter be pledged and deposited hereunder, shall be released from pledge and returned to the Debtor in accordance with the following provisions:

               (a) Upon payment or prepayment of principal under the Note, together with payment of all accrued interest to date, one or more shares of the Common Stock held as Collateral hereunder shall (subject to the applicable limitations of paragraph 6(c) below) be released to the Debtor within three days after such payment or prepayment. The number of the shares to be so released shall be equal to the number obtained by multiplying (i) the total number of shares of Common Stock held under this Agreement at the time of the payment or prepayment, by (ii) a fraction the numerator of which shall be the amount of the principal paid or prepaid and the denominator of which shall be, the unpaid principal balance of the Note immediately prior to such payment or prepayment. In no event, however, shall any fractional shares be released.

               (b) Any additional Collateral that may hereafter be pledged and deposited with Secured Party (pursuant to the requirements of Section 3) with respect to the shares of Common Stock pledged hereunder shall be released at the same time the particular shares of Common Stock to which the additional Collateral relates are to be released in accordance with the applicable provisions of paragraph 6(a). Under no circumstances, however, shall any shares of Common Stock or any other Collateral be released if previously applied to the payment of any indebtedness secured hereunder.

               (c) In no event, however, shall any shares of Common Stock be released pursuant to the provisions of paragraph 6(a) or 6(b) if, and to the extent, the fair market value of the Common Stock and all other Collateral that would otherwise remain in pledge hereunder after such release were effected would be less than the unpaid balance of the Note (principal and accrued interest).

               (d) For all valuation purposes under this Agreement, the fair market value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

                      (i) If the Common Stock is not at the time listed or admitted to trading on any stock exchange but is traded in the over-the-counter market, the fair market value shall be the mean between the highest bid and lowest asked prices (or, if such information is available, the closing selling price) per share of Common Stock on the date in question in the over-the-counter market, as such prices are reported by the National Association of Securities Dealers on the NASDAQ National Market or any successor system. If there are no reported bid and asked prices (or closing selling price) for the Common Stock on the date in question, then the mean between the highest bid price and lowest asked price (or the closing selling price) on the last preceding date for which such quotations exist shall be determinative of fair market value.

                      (ii) If the Common Stock is at the time listed or admitted to trading on any stock exchange, then the fair market value shall be the closing selling price per share of Common Stock on the date in question on the stock exchange serving as the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such exchange on the


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        date in question, then the fair market value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

                      (iii) If the Common Stock at the time is neither listed nor admitted to trading on any stock exchange nor traded in the over-the-counter market, then the fair market shall be the most current value per share determined in good faith by the TriZetto Board of Directors.

               (e) In the event the Debtor desires to sell any of the Shares, (in which event, pursuant to the Note all of the gross proceeds shall be payable to the Secured Party) the Secured Party shall cooperate with the Debtor to deliver such Shares to a broker of the Debtor with instructions from the Debtor to sell such Shares and to deliver the gross proceeds thereof (before deduction of any commissions or other costs of sale) to the Secured Party as payment on the Note.

        7. EVENTS OF DEFAULT. The occurrence of one or more of the following events shall constitute an event of default under this Agreement:

               (a) the failure of the Debtor to pay the principal and accrued interest when due under the Note and the continuation of such default for more than 30 days;

               (b) the occurrence of any acceleration event specified in the Note;

               (c) the failure of the Debtor to perform a material obligation imposed upon the Debtor by reason of this Agreement and the failure to cure such default within 60 days of written notice by Secured Party to the Debtor; or

               (d) the breach of any warranty of the Debtor contained in this Agreement.

        Upon the occurrence of any such event of default, Secured Party may, at its election, declare the Note and all other indebtedness secured hereunder to become immediately due and payable and may exercise any or all of the rights and remedies granted to a secured party under the provisions of the California Uniform Commercial Code (as now or hereafter in effect), including (without limitation) the power to dispose of the Collateral by public or private sale or to accept the Collateral in full payment of the Note and all other indebtedness secured hereunder. Anything herein to the contrary notwithstanding, Secured Party acknowledges that because the Note is non-recourse, its sole remedy is to pursue its rights to foreclose and dispose of the Collateral pursuant to the applicable provisions of the California Uniform Commercial Code.

        Any proceeds realized from the disposition of the Collateral pursuant to the foregoing power of sale shall be applied first to the payment of reasonable expenses incurred by Secured Party in connection with the disposition and then to the payment of the Note and finally to any other indebtedness secured hereunder. Any surplus proceeds shall be paid over to the Debtor.

        8. NO OTHER REMEDIES. The rights, powers and remedies granted to Secured Party and the Debtor pursuant to the provisions of this Agreement shall be exclusive. Any forbearance, failure or delay by Secured Party or the Debtor in exercising any right, power or remedy under this Agreement shall not be deemed to be a waiver of such right, power or remedy. Any single or partial exercise of any right, power or remedy under this Agreement shall not preclude the further exercise thereof, and every right, power and remedy of Secured Party and the Debtor under this Agreement


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shall continue in full force and effect unless such right power or remedy is specifically waived by an instrument executed by Secured Party or the Debtor, as the case may be.

        9. TRANSFER OF COLLATERAL. In connection with the transfer or assignment of the Note (whether by renegotiation, discount or otherwise), Secured Party may transfer all or any part of the Collateral, and the transferee shall thereupon succeed to all rights, powers and remedies granted hereunder with respect to the Collateral so transferred. Upon such transfer, Secured Party shall be fully discharged from all liability and responsibility for the transferred Collateral.

        10. COSTS AND EXPENSES. All reasonable costs and expenses (including reasonable attorneys' fees) incurred by Secured Party in the exercise or enforcement of any right, power or remedy granted it under this Agreement shall become part of the indebtedness secured hereunder and shall bear interest until paid at the per annum rate equal to the minimum per annum rate, compounded annually, required to avoid the imputation of interest income to Secured Party and compensation income to the Debtor under the federal tax laws.

        11. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California and shall be binding upon the executors, administrators, heirs and assigns of the Debtor.

        12. SEVERABILITY. If any provision of this Agreement is held to be invalid under applicable law, then such provision shall be ineffective only to the extent of such invalidity, and neither the remainder of such provision nor any other provisions of this Agreement shall be affected thereby.


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        IN WITNESS WHEREOF, this Stock Pledge Agreement has been executed by the
Debtor as of November 29, 1999.

                                           DEBTOR

Address:




                                           By:
                                              -------------------------------

Agreed to and Accepted by:

                                           NOVALIS CORPORATION, as Secured Party

                                           By:
                                              -------------------------------
                                           Its:
                                              -------------------------------


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